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                                  EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ronald A. Hirsch, Chief Executive Officer of Nord Resources Corporation, and John T. Perry, Chief Financial Officer of Nord Resources Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-KSB of Nord Resources Corporation, for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Nord Resources Corporation.

Date: January 17, 2006


/s/ Ronald A. Hirsch
-------------------------------------
Ronald A. Hirsch
Chairman of the Board and
Chief Executive Officer


/s/ John T. Perry
-------------------------------------
John T. Perry
Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Nord Resources Corporation and will be retained by Nord Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.